UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2012

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On July 25, 2012, Universal Truckload Services, Inc., a Michigan corporation (“Universal”), and LINC Logistics Company, a Michigan corporation (“LINC”), announced that their respective boards of directors adopted and the parties entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among LINC, Universal, Upton Merger Sub I, Inc., a Michigan corporation, Upton Merger Sub II, LLC, a Michigan limited liability company, Matthew T. Moroun, Matthew T. Moroun, in his capacity as Trustee of the Manuel J. Moroun 2012 Annuity Trust dated April 30, 2012 (the “Annuity Trust”), Manuel J. Moroun, in his capacity as Trustee of the Manuel J. Moroun Revocable Trust U/A dated March 24, 1977, as amended and restated on December 22, 2004, Matthew T. Moroun, in his capacity as agent and attorney-in-fact for the Company Shareholders (as defined in the Merger Agreement), and Manuel J. Moroun, solely with respect to the Applicable Sections (as defined in the Merger Agreement).

Item 8.01 OTHER EVENTS

By September 14, 2012, early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, had been received from the U.S. Federal Trade Commission for each of Universal, LINC and Matthew T. Moroun in his individual capacity and as Trustee of the Annuity Trust. Obtaining HSR approval is a closing condition pursuant to the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: September 17, 2012	/s/ Robert E. Sigler
Robert E. Sigler
Vice President, Chief Financial Officer, Secretary and Treasurer